Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-177923
Dated October 1, 2012

J P M O R G A N E T F E F F I C I E N T E 5 I N D E X H Y P O T H E T I C A L
B A C K - T E S T E D A N D H I S T O R I C A L W E I G H T I N G S

October 2012

JPMorgan ETF Efficiente 5 Index Historical Weightings

J.P. Morgan ETF Efficiente 5 Index (the "Index") Weightings -- Nov 2010 to Present
2012      SPY IWM EFA TLT LQD HYG EEM EMB GSG GLD IYR TIP                          Cash
October   0%  0%  0%  20% 20% 10% 0%  20% 0%  10% 15% 5%                            0%
September 10% 0%  0%  20% 15% 15% 0%  20% 0%  0%  20% 0%                            0%
August    10% 0%  0%  20% 20% 10% 0%  20% 0%  0%  20% 0%                            0%
July      15% 0%  0%  20% 20% 5%  0%  20% 0%  0%  20% 0%                            0%
June      20% 0%  0%  20% 20% 0%  0%  0%  0%  0%  20% 20%                           0%
May       20% 0%  0%  15% 0%  0%  0%  20% 0%  0%  10% 30%                           5%
April     20% 0%  0%  10% 15% 10% 0%  20% 0%  0%  0%  25%                           0%
March     20% 0%  0%  20% 10% 20% 0%  0%  0%  0%  0%  30%                           0%
February  20% 0%  0%  20% 10% 10% 0%  0%  0%  0%  0%  15%                          25%
January   0%  0%  0%  20% 0%  20% 0%  10% 0%  0%  0%  10%                          40%
2011      SPY IWM EFA TLT LQD HYG EEM EMB GSG GLD IYR TIP                          Cash
December  10% 0%  0%  20% 5%  5%  0%  5%  0%  5%  0%  10%                          40%
November  15% 0%  0%  20% 5%  0%  0%  5%  0%  10% 0%  5%                           40%
October   10% 0%  0%  20% 10% 0%  0%  5%  0%  5%  0%  10%                          40%
September 10% 0%  0%  20% 0%  0%  0%  15% 0%  10% 0%  15%                          30%
August    0%  0%  0%  20% 0%  0%  0%  20% 0%  10% 0%  50%                           0%
July      0%  5%  0%  20% 0%  0%  0%  0%  0%  10% 15% 50%                           0%
June      20% 0%  0%  0%  20% 20% 0%  0%  0%  10% 15% 15%                           0%
May       15% 10% 0%  5%  0%  5%  0%  0%  10% 10% 0%  0%                           45%
April     20% 5%  0%  0%  0%  15% 0%  0%  10% 0%  0%  0%                           50%
March     20% 5%  0%  0%  0%  15% 0%  0%  10% 0%  0%  15%                          35%
February  20% 5%  0%  0%  0%  15% 0%  0%  0%  10% 0%  15%                          35%
January   15% 5%  0%  0%  15% 20% 0%  0%  0%  10% 0%  0%                           35%
2010      SPY IWM EFA TLT LQD HYG EEM EMB GSG GLD IYR TIP                          Cash
December  0%  0%  5%  0%  20% 20% 5%  20% 0%  0%  0%  30%                           0%
November  0%  0%  0%  5%  20% 20% 5%  20% 0%  10% 0%  20%                           0%

Please see the Glossary on the last page for definitions related to these exchange traded fund tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. The levels of the Index reflect the performance of the index components above a cash index and incorporate a daily adjustment factor of 0.50% per annum.

Historical allocations: Represents the monthly allocations of each ETF to the
Index based on the actual historical allocations of the ETFs to the Index from
October 29, 2010 through September 28, 2012. Past allocations to exchange traded funds are not indicative of actual weights that would be assigned to the
ETFs during the term of your investment.

JPMorgan ETF Efficiente 5 Index Hypothetical Back-Tested Historical Weightings

J.P. Morgan ETF Efficiente 5 Index (the "Index") Weightings -- 2009 through Oct 2010
2010      SPY IWM EFA TLT LQD HYG EEM EMB GSG GLD IYR TIP                            Cash
October   0%  0%  0%  20% 20% 5%  0%  20% 0%  10% 5%  20%                             0%
September 0%  0%  0%  20% 20% 0%  0%  20% 0%  10% 10% 20%                             0%
August    0%  0%  0%  20% 20% 10% 0%  20% 0%  10% 10% 0%                             10%
July      0%  0%  0%  20% 20% 0%  0%  0%  0%  10% 10% 40%                             0%
June      0%  5%  0%  20% 20% 0%  0%  0%  0%  0%  15% 25%                            15%
May       0%  10% 0%  0%  20% 5%  0%  20% 0%  0%  10% 35%                             0%
April     5%  0%  0%  0%  20% 20% 0%  20% 0%  0%  10% 25%                             0%
March     0%  0%  0%  0%  0%  20% 0%  20% 0%  0%  10% 40%                            10%
February  10% 0%  0%  0%  0%  15% 0%  15% 0%  10% 0%  50%                             0%
January   5%  0%  0%  0%  5%  20% 0%  20% 0%  0%  5%  40%                             5%
2009      SPY IWM EFA TLT LQD HYG EEM EMB GSG GLD IYR TIP                            Cash
December  5%  0%  0%  5%  20% 10% 0%  20% 0%  10% 0%  30%                             0%
November  0%  0%  0%  0%  20% 15% 0%  20% 0%  10% 0%  25%                            10%
October   0%  0%  5%  0%  20% 15% 0%  20% 0%  5%  0%  5%                             30%
September 0%  0%  5%  0%  15% 10% 0%  20% 0%  0%  0%  5%                             45%
August    0%  0%  0%  0%  15% 5%  5%  20% 0%  5%  0%  5%                             45%
July      0%  0%  0%  0%  15% 0%  5%  20% 0%  10% 0%  0%                             50%
June      0%  0%  0%  0%  10% 10% 0%  20% 0%  10% 0%  0%                             50%
May       0%  0%  0%  0%  20% 0%  0%  20% 0%  10% 0%  0%                             50%
April     0%  0%  0%  20% 20% 0%  0%  10% 0%  0%  0%  0%                             50%
March     0%  0%  0%  20% 15% 0%  0%  10% 0%  5%  0%  0%                             50%
February  0%  0%  0%  20% 15% 0%  0%  5%  0%  10% 0%  0%                             50%
January   0%  5%  0%  20% 10% 0%  0%  10% 0%  5%  0%  0%                             50%

Please see the Glossary on the last page for definitions related to these exchange traded fund tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. Past allocations to exchange traded funds are not indicative of actual weights that would be assigned to the
ETFs during the term of your investment. The levels of the Index reflect the performance of the index components above a cash index and incorporate an daily adjustment factor of 0.50% per annum.

Hypothetical, historical allocations: The hypothetical monthly allocations are obtained from hypothetical back-testing of the algorithm used to construct the
Index and should not be considered indicative of the actual weights that would be assigned to the applicable exchange traded funds during the term of your investment linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in the allocations among the exchange traded funds consistent with the hypothetical allocations displayed in the preceding charts. The hypothetical historical weights above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. Alternative modelling techniques or assumptions would produce different hypothetical allocation information that might prove to be more appropriate and that might differ significantly from the hypothetical historical allocations set forth above. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical allocations contained in the table above.
2

JPMorgan ETF Efficiente 5 Index Hypothetical Back-Tested Historical Weightings

J.P. Morgan ETF Efficiente 5 Index (the "Index") Weightings -- 2006 through 2008
2008      SPY IWM EFA TLT LQD HYG EEM EMB GSG GLD IYR TIP                        Cash
December  0%  0%  0%  20% 15% 0%  0%  10% 0%  5%  0%  0%                         50%
November  0%  5%  0%  20% 15% 0%  0%  5%  0%  5%  0%  0%                         50%
October   0%  0%  0%  20% 0%  0%  0%  20% 0%  10% 0%  0%                         50%
September 0%  10% 0%  20% 0%  0%  0%  5%  5%  0%  10% 0%                         50%
August    0%  10% 0%  0%  0%  20% 0%  5%  10% 5%  0%  0%                         50%
July      0%  0%  0%  5%  0%  0%  0%  20% 10% 5%  10% 30%                        20%
June      0%  0%  0%  0%  0%  20% 0%  10% 10% 10% 0%  15%                        35%
May       0%  0%  0%  5%  5%  0%  0%  20% 10% 5%  5%  35%                        15%
April     0%  0%  0%  5%  0%  5%  0%  20% 10% 10% 0%  25%                        25%
March     0%  0%  0%  0%  5%  0%  5%  20% 10% 10% 0%  30%                        20%
February  0%  0%  0%  0%  0%  10% 0%  20% 10% 10% 0%  45%                        5%
January   0%  0%  0%  20% 0%  0%  5%  10% 5%  10% 0%  35%                        15%
2007      SPY IWM EFA TLT LQD HYG EEM EMB GSG GLD IYR TIP                        Cash
December  0%  0%  0%  20% 10% 0%  10% 0%  5%  5%  0%  35%                        15%
November  0%  0%  0%  20% 0%  0%  10% 0%  10% 10% 0%  10%                        40%
October   0%  0%  0%  20% 5%  0%  15% 0%  10% 0%  0%  10%                        40%
September 0%  0%  0%  20% 0%  0%  15% 0%  10% 5%  0%  0%                         50%
August    0%  0%  0%  20% 5%  0%  15% 0%  10% 0%  0%  35%                        15%
July      10% 0%  5%  0%  0%  15% 10% 0%  10% 0%  0%  0%                         50%
June      20% 0%  20% 0%  0%  20% 0%  0%  0%  0%  0%  0%                         40%
May       10% 0%  20% 0%  20% 20% 5%  15% 0%  0%  0%  0%                         10%
April     0%  0%  20% 0%  20% 20% 5%  10% 0%  10% 0%  0%                         15%
March     0%  0%  20% 5%  20% 20% 0%  15% 0%  0%  20% 0%                         0%
February  20% 0%  20% 0%  0%  20% 0%  5%  0%  0%  20% 0%                         15%
January   15% 0%  15% 10% 5%  20% 0%  20% 0%  0%  15% 0%                         0%
2006      SPY IWM EFA TLT LQD HYG EEM EMB GSG GLD IYR TIP                        Cash
December  15% 0%  0%  20% 5%  20% 0%  15% 0%  0%  20% 0%                         5%
November  5%  0%  0%  20% 10% 20% 0%  20% 0%  0%  20% 0%                         5%
October   0%  0%  0%  20% 0%  0%  0%  20% 0%  0%  20% 20%                        20%
September 0%  0%  5%  0%  10% 0%  0%  10% 0%  10% 15% 0%                         50%
August    5%  0%  5%  0%  0%  10% 0%  5%  0%  5%  20% 0%                         50%
July      5%  0%  5%  0%  0%  15% 0%  0%  0%  10% 15% 0%                         50%
June      0%  0%  20% 0%  0%  15% 0%  0%  0%  10% 5%  0%                         50%
May       0%  0%  15% 0%  0%  20% 0%  20% 0%  10% 15% 0%                         20%
April     0%  5%  10% 0%  0%  20% 0%  20% 0%  10% 15% 0%                         20%
March     0%  0%  5%  0%  0%  0%  10% 15% 0%  10% 10% 0%                         50%
February  0%  0%  10% 0%  0%  0%  10% 15% 0%  10% 5%  0%                         50%
January   0%  0%  20% 0%  0%  0%  10% 15% 0%  10% 0%  0%                         45%

Please see the Glossary on the last page for definitions related to these exchange traded fund tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. Past allocations to exchange traded funds are not indicative of actual weights that would be assigned to the
ETFs during the term of your investment. The levels of the Index reflect the performance of the index components above a cash index and incorporate an daily adjustment factor of 0.50% per annum.

Hypothetical, historical allocations: The hypothetical monthly allocations are obtained from hypothetical back-testing of the algorithm used to construct the
Index and should not be considered indicative of the actual weights that would be assigned to the applicable exchange traded funds during the term of your investment linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in the allocations among the exchange traded funds consistent with the hypothetical allocations displayed in the preceding charts. The hypothetical historical weights above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. Alternative modelling techniques or assumptions would produce different hypothetical allocation information that might prove to be more appropriate and that might differ significantly from the hypothetical historical allocations set forth above. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical allocations contained in the table above.

JPMorgan ETF Efficiente 5 Index Hypothetical Back-Tested Historical Weightings

 J.P. Morgan ETF Efficiente 5 Index (the "Index") Weightings -- 2003 through 2005
2005      SPY IWM EFA TLT LQD HYG EEM EMB GSG GLD IYR TIP                         Cash
December  0%  0%  5%  0%  0%  10% 20% 5%  0%  10% 0%  0%                          50%
November  0%  0%  5%  0%  0%  20% 10% 15% 10% 10% 5%  0%                          25%
October   0%  0%  0%  20% 0%  0%  15% 10% 10% 10% 5%  0%                          30%
September 0%  0%  0%  20% 0%  0%  5%  15% 10% 0%  15% 5%                          30%
August    0%  0%  0%  10% 0%  10% 15% 0%  10% 0%  15% 0%                          40%
July      0%  0%  0%  20% 0%  0%  10% 10% 10% 0%  15% 5%                          30%
June      0%  0%  0%  20% 0%  0%  5%  20% 10% 0%  0%  45%                          0%
May       0%  0%  0%  20% 0%  0%  20% 5%  0%  5%  0%  20%                         30%
April     0%  0%  20% 15% 0%  10% 15% 0%  5%  0%  0%  5%                          30%
March     0%  0%  15% 15% 0%  20% 20% 5%  5%  5%  0%  5%                          10%
February  0%  0%  10% 20% 5%  20% 20% 5%  0%  5%  5%  10%                          0%
January   0%  0%  0%  10% 5%  20% 20% 5%  0%  5%  20% 15%                          0%
2004      SPY IWM EFA TLT LQD HYG EEM EMB GSG GLD IYR TIP                         Cash
December  0%  0%  0%  15% 0%  20% 15% 10% 5%  10% 10% 15%                          0%
November  0%  0%  0%  0%  0%  20% 0%  20% 5%  0%  20% 35%                          0%
October   0%  0%  0%  15% 0%  20% 0%  5%  10% 0%  10% 35%                          5%
September 0%  0%  0%  0%  0%  20% 0%  20% 10% 0%  15% 0%                          35%
August    0%  0%  0%  0%  0%  20% 0%  20% 10% 0%  0%  40%                         10%
July      15% 10% 0%  0%  0%  10% 0%  0%  10% 0%  5%  10%                         40%
June      20% 0%  5%  0%  0%  15% 0%  0%  10% 0%  0%  35%                         15%
May       10% 0%  20% 0%  10% 20% 0%  0%  10% 0%  0%  10%                         20%
April     0%  0%  5%  0%  0%  10% 10% 15% 5%  0%  20% 35%                          0%
March     0%  0%  10% 0%  0%  20% 15% 0%  5%  0%  20% 30%                          0%
February  0%  0%  20% 0%  10% 20% 15% 5%  0%  10% 15% 5%                           0%
January   0%  0%  15% 0%  0%  20% 20% 5%  5%  10% 10% 10%                          5%
2003      SPY IWM EFA TLT LQD HYG EEM EMB GSG GLD IYR TIP                         Cash
December  0%  0%  15% 0%  0%  20% 20% 5%  0%  10% 10% 5%                          15%
November  0%  10% 10% 0%  0%  20% 20% 5%  5%  10% 0%  10%                         10%
October   0%  5%  15% 0%  0%  20% 20% 5%  0%  10% 5%  20%                          0%
September 0%  10% 5%  10% 0%  20% 20% 5%  0%  0%  10% 0%                          20%
August    0%  10% 0%  0%  10% 20% 15% 10% 0%  0%  20% 15%                          0%
July      0%  10% 0%  0%  20% 20% 5%  20% 0%  0%  20% 5%                           0%
June      0%  10% 0%  0%  20% 20% 5%  20% 10% 10% 0%  5%                           0%
May       0%  0%  0%  0%  20% 20% 5%  20% 10% 0%  0%  25%                          0%
April     15% 0%  0%  0%  20% 20% 5%  20% 10% 10% 0%  0%                           0%
March     0%  0%  0%  0%  20% 20% 0%  20% 10% 10% 0%  20%                          0%
February  0%  0%  0%  0%  20% 20% 0%  20% 10% 10% 0%  20%                          0%
January   0%  0%  0%  0%  20% 0%  0%  20% 10% 10% 0%  40%                          0%

Please see the Glossary on the last page for definitions related to these exchange traded fund tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. Past allocations to exchange traded funds are not indicative of actual weights that would be assigned to the
ETFs during the term of your investment. The levels of the Index reflect the performance of the index components above a cash index and incorporate an daily adjustment factor of 0.50% per annum.

Hypothetical, historical allocations: The hypothetical monthly allocations are obtained from hypothetical back-testing of the algorithm used to construct the
Index and should not be considered indicative of the actual weights that would be assigned to the applicable exchange traded funds during the term of your investment linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in the allocations among the exchange traded funds consistent with the hypothetical allocations displayed in the preceding charts. The hypothetical historical weights above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. Alternative modelling techniques or assumptions would produce different hypothetical allocation information that might prove to be more appropriate and that might differ significantly from the hypothetical historical allocations set forth above. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical allocations contained in the table above.

JPMorgan ETF Efficiente 5 Index Hypothetical Back-Tested Historical Weightings

 J.P. Morgan ETF Efficiente 5 Index (the "Index") Weightings -- 2000 through 2002
2002      SPY IWM EFA TLT LQD HYG EEM EMB GSG GLD IYR TIP                         Cash
December  0%  0%  0%  20% 0%  0%  0%  20% 10% 0%  0%  50%                          0%
November  0%  0%  0%  20% 20% 0%  0%  0%  10% 0%  0%  50%                          0%
October   0%  0%  0%  20% 10% 0%  0%  0%  10% 10% 0%  50%                          0%
September 0%  0%  0%  20% 10% 0%  0%  0%  10% 10% 0%  50%                          0%
August    0%  0%  0%  20% 5%  0%  0%  0%  10% 10% 5%  50%                          0%
July      0%  0%  0%  20% 5%  0%  0%  0%  10% 10% 5%  50%                          0%
June      0%  0%  0%  0%  0%  0%  20% 5%  10% 10% 5%  50%                          0%
May       0%  10% 5%  0%  0%  20% 20% 5%  5%  10% 10% 0%                          15%
April     0%  10% 0%  0%  0%  20% 20% 5%  0%  10% 15% 0%                          20%
March     0%  5%  0%  20% 20% 0%  20% 5%  0%  10% 0%  10%                         10%
February  0%  5%  0%  20% 20% 0%  20% 5%  0%  10% 0%  0%                          20%
January   0%  10% 0%  20% 20% 0%  0%  20% 0%  10% 0%  0%                          20%
2001      SPY IWM EFA TLT LQD HYG EEM EMB GSG GLD IYR TIP                         Cash
December  0%  0%  0%  20% 20% 0%  0%  0%  0%  10% 0%  50%                          0%
November  0%  0%  0%  20% 20% 0%  0%  0%  0%  10% 0%  50%                          0%
October   0%  0%  0%  20% 20% 0%  0%  0%  0%  10% 0%  50%                          0%
September 0%  0%  0%  20% 20% 0%  0%  0%  0%  0%  20% 40%                          0%
August    0%  0%  0%  10% 20% 0%  0%  0%  0%  0%  20% 50%                          0%
July      0%  10% 0%  0%  0%  0%  0%  20% 0%  0%  20% 50%                          0%
June      0%  10% 0%  0%  0%  20% 0%  20% 0%  0%  0%  50%                          0%
May       0%  0%  0%  0%  20% 0%  0%  10% 0%  0%  20% 50%                          0%
April     0%  0%  0%  20% 20% 10% 0%  0%  0%  0%  0%  50%                          0%
March     0%  0%  0%  20% 20% 10% 0%  0%  0%  0%  0%  50%                          0%
February  0%  0%  0%  10% 20% 20% 0%  20% 10% 0%  0%  20%                          0%
January   0%  0%  0%  20% 20% 0%  0%  20% 10% 0%  15% 15%                          0%
2000      SPY IWM EFA TLT LQD HYG EEM EMB GSG GLD IYR TIP                         Cash
December  0%  0%  0%  20% 0%  0%  0%  20% 10% 0%  0%  50%                          0%
November  0%  0%  0%  20% 20% 10% 0%  20% 10% 0%  0%  20%                          0%
October   0%  0%  0%  0%  20% 20% 0%  20% 10% 0%  15% 15%                          0%
September 15% 0%  0%  0%  0%  20% 0%  0%  10% 0%  15% 40%                          0%
August    0%  0%  0%  5%  0%  0%  0%  20% 5%  0%  20% 50%                          0%
July      0%  5%  0%  0%  0%  0%  0%  20% 10% 0%  15% 50%                          0%
June      0%  5%  0%  0%  0%  0%  0%  20% 10% 0%  15% 50%                          0%
May       5%  5%  0%  0%  0%  0%  5%  20% 10% 0%  10% 45%                          0%
April     0%  5%  0%  10% 0%  0%  20% 5%  10% 0%  0%  50%                          0%
March     0%  10% 0%  0%  0%  0%  15% 10% 10% 10% 0%  0%                          45%
February  0%  10% 5%  0%  0%  0%  20% 5%  10% 10% 0%  0%                          40%
January   0%  0%  20% 0%  0%  0%  20% 5%  10% 10% 0%  0%                          35%

Please see the Glossary on the last page for definitions related to these exchange traded fund tickers. Please see key risks on the last page for additional information. Source: J.P. Morgan. Past allocations to exchange traded funds are not indicative of actual weights that would be assigned to the
ETFs during the term of your investment. The levels of the Index reflect the performance of the index components above a cash index and incorporate an daily adjustment factor of 0.50% per annum.

Hypothetical, historical allocations: The hypothetical monthly allocations are obtained from hypothetical back-testing of the algorithm used to construct the
Index and should not be considered indicative of the actual weights that would be assigned to the applicable exchange traded funds during the term of your investment linked to the Index. J.P. Morgan provides no assurance or guarantee that the actual performance of the Index would result in the allocations among the exchange traded funds consistent with the hypothetical allocations displayed in the preceding charts. The hypothetical historical weights above have not been verified by an independent third party. The back-tested, hypothetical historical results above have inherent limitations. Alternative modelling techniques or assumptions would produce different hypothetical allocation information that might prove to be more appropriate and that might differ significantly from the hypothetical historical allocations set forth above. Actual results will vary, perhaps materially, from the analysis implied in the hypothetical allocations contained in the table above.

5

Glossary
-------- ----------------------------------------------------------------
SPY      SPDR S and P 500 ETF Trust
-------- ----------------------------------------------------------------
IWM      iShares Russell 2000 Index Fund
-------- ----------------------------------------------------------------
EFA      iShares MSCI EAFE Index Fund
-------- ----------------------------------------------------------------
TLT      iShares Barclays 20+ Year Treasury Bond Fund
-------- ----------------------------------------------------------------
LQD      iShares iBOXX Investment Grade Corporate Bond Fund
-------- ----------------------------------------------------------------
HYG      iShares iBOXX High Yield Corporate Bond Fund
-------- ----------------------------------------------------------------
EEM      iShares MSCI Emerging Markets Index Fund
-------- ----------------------------------------------------------------
EMB      iShares JPMorgan USD Emerging Markets Bond Fund
-------- ----------------------------------------------------------------
GSG      iShares S and P GSCI Commodity-Indexed Trust
-------- ----------------------------------------------------------------
GLD      SPDR Gold Trust
-------- ----------------------------------------------------------------
IYR      iShares Dow Jones Real Estate Index Fund
-------- ----------------------------------------------------------------
TIP      iShares Barclays US Treasury Inflation Protected Securities Fund
-------- ----------------------------------------------------------------
Cash     JPMorgan Cash Index USD 3 Month
-------- ----------------------------------------------------------------

Key Risks
[] The Index comprises notional assets and liabilities -- There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.
[] There are risks associated with a momentum-based investment strategy - The
Index is different from a strategy that seeks long-term exposure to a portfolio consisting of constant components with fixed weights. The Index may fail to realize gains that could occur from holding assets that have experienced price declines, but experience a sudden price spike thereafter.
[] Correlation of performance among the Index constituents may reduce Index performance.
[] Our affiliate, JPMSL, is the Calculation Agent and may adjust the Index in a way that affects its level--the policies and judgements for which JPMSL is responsible could have an impact, positive or negative, on the level of the
Index and the value of your investment. JPMSL is under no obligation to consider your interest as an investor with returns linked to the Index.
[] The Index may be partially uninvested, may not be successful, may not outperform any alternative strategy related to the Index constituents, or may not achieve its target volatility of 5%.
[] The investment strategy involves monthly rebalancing and maximum weighting caps applied to the Index constituents by asset type and geographical region.
[] Changes in the value of the Index constituents may offset each other.
[] An investment linked to the Index is subject to risks associated with
non-U.S securities markets, such as emerging markets and currency exchange risk.
[] The Index was established on October 29, 2010 and has a limited operating history.

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Free Writing Prospectus filed pursuant to Rule 433; Registration Statement No.
333-177923